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Exhibit 99.1

[LONGPORT LOGO]

Company Contact:	Porter, LeVay & Rose, Inc.
Michael C. Boyd, CEO	Vince Daniels, VP—Investor Relations
800-289-6863	212-564-4700

LONGPORT ANNOUNCES PRELIMINARY FOURTH QUARTER SALES RESULTS

        GLEN MILLS, PA—January 5, 2005—Longport, Inc. (OTCBB: LPTI), a medical technology specialist in high resolution ultrasound imaging, today announced preliminary sales results for the fourth quarter ended December 31, 2004. Scanner sales revenue for the fourth quarter is expected to be $550,000.

        The lower than anticipated results are due to the inability of Longport's largest distributor to maintain its scheduled purchase commitment of 25 EPISCAN I-200 units per month. This sales decrease may adversely impact the previously announced guidance of approximately 500 unit sales for the twelve months ending July 31, 2005.

        Michael Boyd, CEO of Longport, commented, "While we are hopeful based upon the introduction of US MedSys' 'Wound Care Program' that they will soon be able to take delivery in accordance with our distribution agreement, their delay in taking delivery of both the November and December shipments prior to year-end, has greatly impacted Longport's short-term operating results. We have often noted that all of our distributors are young organizations and, perhaps, prone to some volatility in their performance. We expect that US MedSys will catch up on their commitment to purchase a minimum of 25 units per month and maintain their exclusivity in the wound-care marketplace."

        Longport continues to work with US MedSys and its other distributors to develop new sales opportunities and is also working to add additional distributors.

About Longport, Inc.

        Longport, Inc. of Glen Mills, Pennsylvania, is a medical technology company that specializes in high resolution ultrasound imaging. After several years and a multi-million dollar investment in the technology, Longport has secured patents, copyrights and FDA permission to market. The Company's technology has been used to engineer a unique high resolution ultrasound imaging system. For further information please contact Longport, Inc. at 1-800-289-6863 or visit our website at www.longportinc.com

Forward-looking Information and the Private Securities Litigation Reform Act of 1995

        Certain statements in this press release, including statements concerning product development milestones and anticipated events, are "forward-looking statements" within the Private Litigation Reform Act of 1995. Forward Looking Statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Longport's actual results include, among others, uncertainties as to the Company's ability to manage potential problems, delays or anticipated expenses, including problems, delays or expenses involving manufacturing. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only to the date of this release. Reference is made to Longport's 2003 annual report on Form 10-K filed with the Securities and Exchange Commission for a more definitive description of such factors. Longport, Inc. undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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LONGPORT ANNOUNCES PRELIMINARY FOURTH QUARTER SALES RESULTS